Exhibit 99.3

KULICKE AND SOFFA INDUSTRIES, INC.

Performance Unit Award Agreement

This Performance Unit Award Agreement (the “Agreement”) dated as of October 1, 2008 is between Kulicke and Soffa Industries, Inc. (the “Company”) and                                  (the “Participant”) pursuant to the Kulicke and Soffa Industries, Inc. 2008 Equity Plan (the “Plan”). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.

WHEREAS, the Committee has authorized the grant to the Participant of Performance Units in accordance with the provisions of the Plan, a copy of which is attached hereto; and

WHEREAS, the Participant and the Company desire to enter into this Agreement to evidence and confirm the grant of such Performance Units on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant. The Company hereby grants to the Participant an Award of                  Performance Units. Upon fulfillment of the requirements set forth below, the Participant shall have the right to receive one share of Common Stock of the Company (“Share”) for each earned Performance Unit. This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding grants of Performance Units). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Agreement.

2. Performance Vesting Requirement. The performance period for this Award shall commence on the first day of fiscal year 2009 and shall end on the last day of fiscal year 2011. The Award shall be subject to performance vesting requirements based upon the achievement of the Performance Goals as set forth in Appendix A to this Agreement.

3. Service Vesting Requirement. Entitlement to the Award is also subject to the Participant remaining continuously employed through the last day of the performance period. Notwithstanding the foregoing, if the Participant terminates employment during the performance period due to Retirement, Disability or death, the Participant (or in the event of death, the Participant’s beneficiary) shall be entitled to a pro-rata portion (based on the Participant’s full months of employment during the performance period) of the Award the Participant would otherwise have earned based on the actual achievement of the Performance Goals as determined at the end of the performance period had he or she remained employed to the end of the performance period. If the Participant terminates employment with the Company and Related Corporations for any other reason, all unvested Performance Units shall be immediately forfeited.

4. Payment of Earned Performance Units. For each earned Performance Unit, one Share shall be delivered to the Participant as soon as administratively practicable following the vesting date, but no later than the fifteenth day of the third month following the end of the calendar year in which such vesting date occurs.

5. Adjustment in Capitalization. In the event any stock dividend, stock split, or similar change in the capitalization of the Company affects the number of issued Shares such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the number of Performance Units shall be proportionately adjusted as provided under the terms of the Plan. Unless the Committee determines otherwise, the number of Performance Units subject to this Award shall always be a whole number.

6. Certain Corporate Transactions. In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, if it determines that such termination is in the best interests of the Company.

If the Participant will, following the corporate transaction, be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described above with respect to outstanding Awards, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

7. Change in Control. Notwithstanding any other provisions of this Agreement, in the event a Change in Control (as defined in the Plan) occurs, Performance Units covered by the Award not previously forfeited shall become fully vested and the Shares attributable to such Performance Units shall be delivered to the Participant.

8. Withholding of Taxes. The obligation of the Company to deliver Shares shall be subject to applicable Federal, state and local tax withholding requirements. The Participant, subject to the provisions of the Plan and the Withholding Rules may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company). Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of Shares withheld to satisfy the minimum tax withholding requirements to the extent necessary to avoid adverse accounting consequences.

9. Restrictions on Transfer. Performance Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except by will or the laws of descent and distribution.

10. No Rights as a Shareholder. Until Shares are issued, if at all, in satisfaction of the Company’s obligations under this Award, in the time and manner specified above, the Participant shall have no rights as a shareholder.

11. No Right to Continued Employment. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Related Corporations to employ or continue the employment of the Participant for any period.

12. Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of law).

13. Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

14. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Company or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

15. Amendment. This Agreement may not be altered, modified or amended except by a written instrument signed by the Company and the Participant.

16. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant has executed this Agreement in duplicate as of the day and year first above written.

KULICKE AND SOFFA INDUSTRIES, INC.

By:
Name:	Michael G. Lutz
Title:	Chief Human Resources Officer

By:
Participant

Appendix A

Performance Unit Award Vesting

For October 2008 Awards

	ROIC (% Achieved over the 3-year Performance Period)
	<2%	2-6%	6-12%	12-15%	15+%
Sales Growth Relative to Peers
Top Quartile	0%	25%	45%	50%	100%
Third Quartile	0%	15%	35%	45%	95%
Second Quartile	0%	5%	30%	35%	50%
Bottom Quartile	0%	0%	25%	30%	45%